Exhibit 99.1

August 5, 2008	CONTACTS:

Elizabeth Wilkinson – Investor Relations Phone: 281-408-1329

Eagle Rock Energy Partners, L.P. Reports Second Quarter 2008 Results; Adjusted EBITDA of $57.5 million, Up 9.0% from $52.8 Million in the First Quarter

HOUSTON, TEXAS - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ GS: EROC) today announced its financial results for the three and six months ended June 30, 2008.

Highlights:

The Partnership highlighted the following achievements for the second quarter of 2008 as compared to the first quarter of 2008:

•	Increased Adjusted EBITDA by 9.0% to $57.5 million from $52.8 million

•	Increased quarterly distribution rate to $0.41 per unit from $0.40 per unit while maintaining a 122% coverage on all outstanding units (excluding non-recurring items)

•	Increased daily gathering volumes in the midstream business by 4.5% to 414 MMcf/d from 396 MMcf/d

•	Completed the upstream acquisition of Stanolind Oil and Gas Corp. on April 30, 2008 (two months contribution to second quarter of 2008 earnings)

The following are significant achievements for the second quarter of 2008 as compared to the second quarter of 2007:

•	Increased Adjusted EBITDA by 160% to $57.5 million from $22.2 million

•	Increased quarterly distribution rate by 13.1% to $0.41 per common unit from $0.3625 per common unit

•	Increased Revenues (excluding unrealized, non-cash, mark-to-market commodity derivative losses) by 118%, to $442.5 million from $203.2 million

•	Increased daily gathering volumes in the midstream business by 22.8%, to 414 MMcf/d from 337 MMcf/d

For the second quarter of 2008, the Partnership reported (excluding unrealized, non-cash, mark-to-market commodity derivative losses) $442.5 million in revenues versus $203.2 million for the second quarter of 2007 and $358.6 million for the first quarter of 2008.

Adjusted EBITDA (see “Use of Non-GAAP Financial Measures” below) for the second quarter of 2008 was $57.5 million as compared to $22.2 million in the same quarter of 2007 and $52.8 million in the first quarter of 2008. The dramatic 160% improvement in Adjusted EBITDA in the second quarter of 2008 over the second quarter of 2007 is a direct result of the transformation that has occurred in the Partnership over the last year. This transformation was driven by the introduction of the Upstream and Minerals segments to our business and the significant improvements in the Partnership’s Midstream segments related to the Laser acquisition and the Red Deer and Tyler County Pipeline Extension organic growth projects. A strong commodity price environment has also favorably impacted the Partnership’s results during this period. However, these gains in operating performance were partially offset by a $4.9 million increase in general and administrative expenses in the second quarter of 2008, as compared to the second quarter of 2007. This increase in G&A expenses is primarily due to the growth in our number of employees, which accompanied the growth of our asset base, and increased outside professional fees and other expenses associated with our public partnership status.

The increase in Adjusted EBITDA reported in the second quarter of 2008 over the first quarter of 2008 reflects higher realized prices, an increase in gathering volumes in the midstream business, and increased production in the minerals business. Upstream volumes were lower as compared to first quarter of 2008 due to a shut-in and curtailed production in the Big Escambia Creek (“BEC”) field as a result of our scheduled turnaround of the facility in April and damage that was sustained at the treating facility in May due to a lightning strike. The reduction in upstream volumes was partially offset by two strong months of production contributed by the Permian assets acquired in the Stanolind acquisition and higher realized sulfur prices. Eagle Rock believes the BEC treating facility turnaround and the lightning strike negatively impacted Adjusted EBITDA for the second quarter of 2008 by $8 million to $9 million.

Distributable Cash Flow (see “Use of Non-GAAP Financial Measures” below) for the second quarter of 2008 (prior to any cash reserves established by Eagle Rock’s Board and excluding non-recurring items) totaled $36.7 million compared to $38.7 million for the first quarter of 2008, a decrease of 5.1%. The decrease in Distributable Cash Flow is primarily related to increased maintenance capital expenditures related to increased well connections in the midstream business, the BEC treating facility turnaround and an increase in well recompletions and workovers in the upstream business, which were partially offset by an increase in Adjusted EBITDA. In the second quarter of 2008, Distributable Cash Flow (excluding non-recurring items) represents 122% coverage of the announced second quarter of 2008 distribution of $0.41 per unit based on total units outstanding.

In July 2008, Eagle Rock partially exercised the accordion feature under its revolving credit facility to increase its aggregate commitments by $100 million to a total of $900 million in commitments. The partial exercise of the accordion is to provide additional financial resources as part of Eagle Rock’s growth strategy.

Chairman and Chief Executive Officer, Joseph A. Mills said, “Eagle Rock continues to deliver record cash flows for the benefit of our unitholders while maintaining strong performance levels. Our diversified asset base once again delivered strong financial results and operating performance. Our midstream business experienced a 4.5% improvement in its gathering volumes compared to the first quarter of 2008 driven largely by continued drilling activity in our East Texas / Louisiana segment. Our minerals business continues to deliver strong, steadily improving results as it enjoyed continued leasing and drilling activity across the mineral holdings, as well as increases in both realized prices and volumes. Our upstream business experienced a reduction in volumes as compared to the first quarter of 2008 due to downtime experienced at our BEC field. This reduction in volumes was related to the previously-announced, scheduled turnaround of our BEC treating facility in April and curtailed production in late May and early June related to a direct lightning strike sustained by the facility. We have made all necessary repairs and the facility has been operating at normal levels since mid-June. Offsetting the reduced volumes at our BEC field has been the favorable commodity price environment, as well as the strong performance of the recently acquired Stanolind assets in the Permian Basin of Texas. With a full quarter of Stanolind’s operations and normalized operations across all of our assets, we expect to recommend a further increase to our third quarter 2008 distribution to our Board of Directors.”

Unit Distributions

The Partnership recently announced another increase in its cash unit distribution. The next distribution, which will be paid August 14, 2008, to all holders of record as of August 8, 2008, will be paid at the rate of $0.41 per unit, or a $1.64 per unit annualized rate.

Net Income (Loss)

The Partnership also reported a net loss for the second quarter of 2008 of $227.0 million versus a net loss of $23.8 million in the second quarter of 2007 and a net loss of $28.3 million in the first quarter of 2008. Included in the net loss for the second quarter of 2008 were $242.6 million of unrealized, non-cash, mark-to-market derivative losses versus $22.3 million in the second quarter of 2007 and $46.7 million in the first quarter of 2008. Also affecting our second quarter of 2008 net loss is the recording of a $6.2 million bad debt reserve against receivables associated with the bankruptcy of SemGroup, L.P. and certain related subsidiaries disclosed in our press release issued on July 30, 2008.

Mark-to-Market Accounting and Derivative Collateral

The Partnership does not designate its derivatives as “hedges” for accounting purposes but utilizes mark-to-market accounting for its derivatives. Mark-to-market accounting requires the changes in the fair value of derivatives, both positive and negative, to be included in the statement of operations for the respective periods. All of the Partnership’s derivatives have been entered into by the Partnership in order to reduce the Partnership’s underlying exposure to commodity prices and interest rates. The Partnership does not speculate on commodity prices or interest rates, as it anticipates having, based on its forecasts, the physical volumes and debt outstanding to support its outstanding commodity and interest rate derivatives, respectively. Substantially all of the Partnership’s counterparties to its derivatives are participating lenders in its revolving credit facility and have their outstanding debt commitment and derivative exposure collateralized pursuant to the revolving credit facility. The Partnership does not have any exposure to “margin calls” on its derivative instruments while its counterparties are participating lenders in its revolving credit facility.

Conference Call

Eagle Rock will hold a conference call to discuss its second quarter financial results and recent developments on Wednesday, August 6, 2008, at 9 a.m. Central Time (10 a.m. Eastern Time).

Interested parties may listen live over the Internet or via telephone. To listen live over the Internet, log on to the Partnership’s Web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-713-4214, confirmation code 40471280. Investors are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. To pre-register, please click https://www.theconferencingservice.com/prereg/key.process?key=PDLYW7C7J. (Due to its length, this URL may need to be copied/pasted into your internet browser’s address field. Remove the extra space if one exists.) An audio replay of the conference call will also be available for seven days by dialing 888-286-8010, confirmation code 61605687. In addition, a replay of the audio webcast will be available by accessing the Partnership’s website after the call is concluded.

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing, transporting and selling natural gas, and (ii) fractionating and transporting natural gas liquids; b) upstream, which includes acquiring, exploiting, developing, and producing crude oil and natural gas interests; and c) minerals, which includes acquiring and managing fee minerals and royalty interests. Its corporate office is located in Houston, Texas.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and Distributable Cash Flow. The accompanying non-GAAP financial measures schedules (after the financial schedules) provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance. Eagle Rock uses non-GAAP financial measures as measures of its core profitability or to assess the financial performance of its assets. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus or (minus) income tax provision (benefit), interest-net (including realized interest rate risk management instruments and other expense), depreciation, depletion and amortization expense, impairment expense, other operating expense, other non-cash operating and general and administrative expenses (including non-cash compensation related to our equity-based compensation program), unrealized (gains) losses on commodity and interest rate risk management related instruments and other (income). Adjusted EBITDA is used as a supplemental financial measure by external users of Eagle Rock’s financial statements such as investors, commercial banks and research analysts. Adjusted EBITDA is useful in determining our ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash, mark-to-market benefit (charge) which represents the change in fair market value of our executed derivative instruments and is independent of our assets’ performance or cash flow generating ability, we believe Adjusted EBITDA reflects more accurately our ability to generate cash sufficient to pay interest costs, support our level of indebtedness, make cash distributions to our unitholders and general partner and finance our maintenance capital expenditures. We further believe that Adjusted EBITDA also describes more accurately the underlying performance of our operating assets by isolating the performance of our operating assets from the impact of an unrealized, non-cash measure designed to describe the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of our financial statements a more accurate picture of our current assets’ cash generation ability, independently from that of assets which are no longer a part of our operations. Eagle Rock’s Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock. Eagle Rock has reconciled Adjusted EBITDA to net income (loss).

Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) maintenance capital expenditures; (ii) cash interest expense; (iii) cash income taxes; and (iv) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income (loss) for the period. Maintenance capital expenditures represent: a) in our midstream business, capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of the Partnership’s assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows, including well connect expenditures; and b) in our upstream business, capital expenditures employed to partially or fully replace production volumes in order to maintain existing volumes and related cash flows. Distributable Cash Flow is a significant performance metric used by senior management to compare basic cash flows generated by the Partnership (prior to the establishment of any retained cash reserves by its Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable Cash Flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of the Partnership’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP measure most directly comparable to Distributable Cash Flow is net income (loss).

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007.

Eagle Rock Energy Partners, L.P.

Consolidated Statements of Operations

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
REVENUE:
Natural gas, natural gas liquids, condensate, oil and sulfur sales	$451,769	$191,621	$808,788	$301,742	$357,019
Gathering, compression and processing fees	8,085	6,883	15,228	11,166	7,143
Minerals and royalty income	10,255	3,192	17,213	3,192	6,958
Unrealized commodity derivative losses	(256,265)	(28,757)	(289,337)	(39,398)	(33,072)
Realized commodity derivative gains (losses)	(27,708)	1,502	(40,283)	4,501	(12,575)
Other income	122	—	182	—	60

Total Revenue	186,258	174,441	511,791	281,203	325,533

COSTS AND EXPENSES:
Cost of natural gas and natural gas liquids	353,558	164,364	629,389	255,000	275,831
Operations and maintenance	17,731	11,396	33,297	19,320	15,566
Taxes other than income	5,263	728	9,610	1,430	4,347
General and administrative	10,026	5,171	21,268	9,391	11,242
Other operating	6,214	—	6,214	1,711	—
Impairment	—	—	—	—	—
Depreciation, depletion and amortization	26,457	14,149	52,202	25,779	25,745

Total Costs and Expenses	419,249	195,808	751,980	312,631	332,731

OPERATING LOSS	(232,991)	(21,367)	(240,189)	(31,428)	(7,198)

Other Income (Expense):
Interest income	160	176	461	300	301
Other income	886	91	2,433	91	1,547
Interest expense, net	(6,974)	(8,519)	(16,078)	(16,399)	(9,104)
Unrealized interest rate derivative gains (losses)	13,689	6,485	29	4,874	(13,660)
Realized interest rate derivative gains (losses)	(2,444)	318	(2,545)	534	(101)
Other expense	(232)	(711)	(447)	(1,003)	(215)

Total Other Income (Expense)	5,085	(2,160)	(16,147)	(11,603)	(21,232)

LOSS BEFORE INCOME TAXES	(227,906)	(23,527)	(256,336)	(43,031)	(28,430)
Income tax (benefit) provision	(886)	256	(988)	420	(102)

NET LOSS	$(227,020)	$(23,783)	$(255,348)	$(43,451)	$(28,328)

Eagle Rock Energy Partners, L.P.

Consolidated Balance Sheets

($ in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$64,586	$68,552
Accounts receivable	186,182	135,633
Risk management assets	4,528	—
Prepayments and other current assets	5,603	3,992

	260,899	208,177

Property plant and equipment - net	1,315,440	1,207,130
Intangible assets - net	145,634	153,948
Goodwill	30,513	29,527
Other assets	12,497	11,145

Total assets	$1,764,983	$1,609,927

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$203,699	$132,485
Due to affiliate	21,069	16,964
Accrued liabilities	16,893	9,776
Taxes payable	316	723
Risk management liabilities	164,006	33,089

	405,983	193,037

Long-term debt	623,000	567,069
Asset retirement obligations	16,773	11,337
Deferred tax liability	43,585	17,516
Risk management liabilities	259,985	94,200

Members’ equity
Common unit holders	398,886	617,563
Subordinated unit holders	23,556	112,360
General partner	(6,785)	(3,155)

	415,657	726,768

Total Liabilities and Members’ Equity	$1,764,983	$1,609,927

Eagle Rock Energy Partners, L.P.

Midstream Segment

Operating Income

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Panhandle
Revenues:
Sales of natural gas, NGLs, oil and condensate	$180,987	$107,884	$334,842	$200,664	$153,855
Gathering and treating services	2,524	2,206	4,993	4,342	2,469

Total revenues	183,511	110,090	339,835	205,006	156,324
Cost of natural gas and natural gas liquids	140,282	86,057	260,400	161,704	120,118
Operating costs and expenses:
Operations and maintenance	8,715	8,661	16,463	16,005	7,748
Depreciation, depletion and amortization	10,894	9,983	21,603	19,765	10,709

Total operating costs and expenses	19,609	18,644	38,066	35,770	18,457

Operating income	$23,620	$5,389	$41,369	$7,532	$17,749

East Texas/Louisiana(1)
Revenues:
Sales of natural gas, NGLs, oil and condensate	$93,176	$33,853	$160,135	$51,194	$66,959
Gathering and treating services	4,700	3,785	8,148	5,932	3,448

Total revenues	97,876	37,638	168,283	57,126	70,407
Cost of natural gas and natural gas liquids	83,911	29,105	143,930	44,094	60,019
Operating costs and expenses:
Operations and maintenance	3,837	2,877	7,317	4,159	3,480
Depreciation, depletion and amortization	2,988	2,056	5,857	3,731	2,869

Total operating costs and expenses	6,825	4,933	13,174	7,890	6,349

Operating income	$7,140	$3,600	$11,179	$5,142	$4,039

South Texas (1)
Revenues:
Sales of natural gas, NGLs, oil and condensate	$131,794	$49,884	229,033	$49,884	$97,239
Gathering and treating services	861	892	2,087	892	1,226
Other	—	—	2	—	2

Total revenues	132,655	50,776	231,122	50,776	98,467
Cost of natural gas and natural gas liquids	129,365	49,202	225,059	49,202	95,694
Operating costs and expenses:
Operations and maintenance	574	294	1,227	294	653
Depreciation, depletion and amortization	934	379	1,873	379	939

Total operating costs and expenses	1,508	673	3,100	673	1,592

Operating income	$1,782	$901	$2,963	$901	$1,181

(1)	Includes operations related to the Laser Acquisition starting on May 3, 2007.

Eagle Rock Energy Partners, L.P.

Segment Summary

Operating Income

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Midstream
Revenues:
Sales of natural gas, NGLs, oil and condensate	$405,957	$191,621	$724,010	$301,742	$318,053
Gathering and treating services	8,085	6,883	15,228	11,166	7,143
Other	—	—	2	—	2

Total revenues	414,042	198,504	739,240	312,908	325,198
Cost of natural gas and natural gas liquids	353,558	164,364	629,389	255,000	275,831

Segment gross profit	60,484	34,140	109,851	57,908	49,367
Operating costs and expenses:
Operations and maintenance	13,126	11,832	25,007	20,458	11,881
Depletion, depreciation and amortization	14,816	12,418	29,333	23,875	14,517

Total operating costs and expenses	27,942	24,250	54,340	44,333	26,398

Operating income	$32,542	$9,890	$55,511	$13,575	$22,969

Upstream (1)
Revenues:
Oil and condensate	$21,126	$—	$39,459	$—	$18,333
Natural gas	9,431	—	16,557	—	7,126
NGLs	8,155	—	16,295	—	8,140
Sulfur	7,100	—	12,467	—	5,367
Other	122		180		58

Total revenues	45,934	—	84,958	—	39,024

Operating costs and expenses:
Operations and maintenance	9,386	—	16,975	—	7,589
Depreciation, depletion and amortization	9,914	—	18,339	—	8,425

Total operating costs and expenses	19,300	—	35,314	—	16,014

Operating income	$26,634	$—	$49,644	$—	$23,010

Minerals (2)
Revenues:
Oil and condensate	$4,732	$1,533	$8,099	$1,533	$3,367
Natural gas	3,565	1,490	5,774	1,490	2,209
NGLs	411	98	646	98	235
Lease bonus, rentals and other	1,547	71	2,694	71	1,147

Total revenues	10,255	3,192	17,213	3,192	6,958

Operating costs and expenses:
Operations and maintenance	482	292	925	292	443
Depreciation, depletion and amortization	1,528	1,532	4,139	1,532	2,611

Total operating costs and expenses	2,010	1,824	5,064	1,824	3,054

Operating income	$8,245	$1,368	$12,149	$1,368	$3,904

Corporate
Revenues:
Realized commodity derivative gains (losses)	$(27,708)	$1,502	$(40,283)	$4,501	$(12,575)
Unrealized commodity derivative losses	(256,265)	(28,757)	(289,337)	(39,398)	(33,072)

Total revenues	(283,973)	(27,255)	(329,620)	(34,897)	(45,647)
General and administrative	10,026	5,171	21,268	9,391	11,242
Depreciation, depletion and amortization	199	199	391	372	192
Other operating expense	6,214	—	6,214	1,711	—

Operating income	$(300,412)	$(32,625)	$(357,493)	$(46,371)	$(57,081)

(1)	Includes operations from the EAC and Redman acquisitions beginning on August 1, 2007 and from the Stanolind acquisition beginning on May 1, 2008.
(2)	Includes operations from the Montierra acquisition beginning on May 1, 2007 and from the MacLondon acquisition starting July 1, 2007.

Eagle Rock Energy Partners, L.P.

Consolidated Segment Summary

($ in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Total
Revenues:
Sales of natural gas, NGLs, oil, condensate and sulfur	$451,769	$191,621	$808,788	$301,742	$357,019
Gathering and treating services	8,085	6,883	15,228	11,166	7,143
Minerals and royalty income	10,255	3,192	17,213	3,192	6,958
Unrealized commodity derivative losses	(256,265)	(28,757)	(289,337)	(39,398)	(33,072)
Realized commodity derivative gains (losses)	(27,708)	1,502	(40,283)	4,501	(12,575)
Other	122	—	182	—	60

Total revenues	186,258	174,441	511,791	281,203	325,533

Cost of natural gas and natural gas liquids	353,558	164,364	629,389	255,000	275,831

Costs and expenses:
Operating	17,731	11,396	33,297	19,320	15,566
Taxes other than income	5,263	728	9,610	1,430	4,347
General and administrative	10,026	5,171	21,268	9,391	11,242
Other expense	6,214	—	6,214	1,711	—
Depreciation, depletion and amortization	26,457	14,149	52,202	25,779	25,745

Total costs and expenses	65,691	31,444	122,591	57,631	56,900

Operating loss	(232,991)	(21,367)	(240,189)	(31,428)	(7,198)

Other income (expense):
Interest income	160	176	461	300	301
Other income	886	91	2,433	91	1,547
Interest expense	(6,974)	(8,519)	(16,078)	(16,399)	(9,104)
Unrealized interest rate derivative gains (losses)	13,689	6,485	29	4,874	(13,660)
Realized interest rate derivative gains (losses)	(2,444)	318	(2,545)	534	(101)
Other income (expense)	(232)	(711)	(447)	(1,003)	(215)

Total other income (expense)	5,085	(2,160)	(16,147)	(11,603)	(21,232)

Loss before income taxes	(227,906)	(23,527)	(256,336)	(43,031)	(28,430)

Income tax (benefit) provision	(886)	256	(988)	420	(102)

Net loss	$(227,020)	$(23,783)	$(255,348)	$(43,451)	$(28,328)

Adjusted EBITDA	$57,504	$22,159	$110,282	$36,252	$52,778

Eagle Rock Energy Partners, L.P.

Midstream Operations Information

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Gas gathering volumes—(Average Mcf/d)
Texas Panhandle	149,881	138,032	152,225	138,544	154,570
East Texas/Louisiana	179,744	131,535	171,824	111,519	163,817
South Texas	84,514	67,574	81,312	33,787	78,075

Total	414,139	337,141	405,361	283,850	396,462

NGLs and condensate—(Net equity gallons)
Texas Panhandle	19,650,791	21,641,964	41,535,043	41,634,155	21,884,252
East Texas/Louisiana	6,624,451	4,823,502	11,928,049	7,930,684	5,303,598
South Texas	377,706	155,904	827,568	155,904	449,862

Total	26,652,948	26,621,370	54,290,660	49,720,743	27,637,712

Natural gas short position—(Average MMBtu/d)
Texas Panhandle	(4,974)	(9,320)	(6,112)	(7,919)	(7,263)
East Texas/Louisiana	1,543	668	958	1,664	367
South Texas	500	333	500	167	500

Total	(2,931)	(8,319)	(4,654)	(6,088)	(6,396)

Average realized NGL price—per gallon
Texas Panhandle	$1.78	$1.19	$1.63	$0.93	$1.50
East Texas/Louisiana	$1.40	$0.97	$1.33	$0.94	$1.25
South Texas	$1.73	$1.51	$1.74	$1.51	$2.05
Weighted average	$1.65	$1.14	$1.53	$1.05	$1.42

Average realized condensate price—per Bbl
Texas Panhandle	$117.93	$54.43	$104.15	$50.27	$90.80
East Texas/Louisiana	$116.33	$72.82	$111.37	$62.04	$102.59
South Texas	$123.16	$62.17	$105.12	$62.17	$90.18
Weighted average	$117.99	$55.65	$104.76	$51.08	$91.44

Average realized natural gas price—per MMbtu
Texas Panhandle	$9.44	$6.64	$8.42	$6.39	$7.41
East Texas/Louisiana	$12.32	$7.24	$10.67	$7.04	$8.61
South Texas	$10.88	$6.62	$9.67	$6.62	$8.24
Weighted average	$10.57	$6.64	$9.32	$6.73	$7.95

Eagle Rock Energy Partners, L.P.

Upstream and Minerals Operations Information

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Upstream
Production:
Oil and condensate (Bbl)	184,511	N/A	385,916	N/A	201,405
Gas (Mcf)	873,093	N/A	1,715,290	N/A	842,197
NGLs (Bbl)	118,644	N/A	246,097	N/A	127,453
Total Mcfe	2,692,023	N/A	5,507,368	N/A	2,815,345

Sulfur (Long ton)	19,724	N/A	45,956	N/A	26,232

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$114.50	N/A	$102.25	N/A	$91.03
Gas (per Mcf)	$10.80	N/A	$9.65	N/A	$8.46
NGLs (per Bbl)	$68.74	N/A	$66.21	N/A	$63.87
Sulfur (per Long ton)	$359.97	N/A	$271.28	N/A	$204.60

Operating statistics:
Operating costs per Mcfe (incl production taxes)	$3.49	N/A	$3.08	N/A	$2.70
Operating Income per Mcfe	$9.89	N/A	$9.01	N/A	$8.17

Drilling program (gross wells):
Development wells	6	N/A	12	N/A	6
Completions	6	N/A	12	N/A	6
Workovers	1	N/A	1	N/A	—
Recompletions	3	N/A	7	N/A	4

Minerals
Production:
Oil and condensate (Bbl)	40,907	24,412	78,740	24,412	37,833
Gas (Mcf)	339,518	172,212	655,474	172,212	315,956
NGLs (Bbl)	6,215	2,895	10,400	2,895	4,185
Total Mcfe	622,250	336,054	1,129,400	336,054	568,064

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$115.68	$62.80	$102.86	$62.80	$89.00
Gas (per Mcf)	$10.50	$8.65	$8.81	$8.65	$6.99
NGLs (per Bbl)	$66.13	$33.85	$62.12	$33.85	$56.15

Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measures of (i) Adjusted EBITDA to the GAAP financial measure of net income (loss) and (ii) Distributable Cash Flow to the GAAP financial measure of net income (loss) for each of the periods indicated.

Eagle Rock Energy Partners, L.P.

GAAP to Non-GAAP Reconciliations

($ in thousands)

(unaudited)

Net loss to adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2008
	2008	2007	2008	2007
Net loss, as reported	$(227,020)	$(23,783)	$(255,348)	$(43,451)	$(28,328)
Depreciation, depletion and amortization expense	26,457	14,149	52,202	25,779	25,745
Risk management interest related instruments-unrealized	(13,689)	(6,485)	(29)	(4,874)	13,660
Risk management commodity related instruments-unrealized	256,265	28,757	289,337	39,398	33,072
Non-recurring operating items (1)	6,214	—	6,214	1,711	—
Restricted units non-cash amortization expense	1,559	620	2,718	792	1,159
Income tax provision (benefit)	(886)	256	(988)	420	(102)
Interest—net including realized risk management instruments and other expense	9,490	8,736	18,609	16,568	9,119
Other income	(886)	(91)	(2,433)	(91)	(1,547)

Adjusted EBITDA	$57,504	$22,159	$110,282	$36,252	$52,778

Net loss to distributable cash flow

Net loss, as reported	$(227,020)	$(23,783)	$(255,348)	$(43,451)	$(28,328)
Depreciation, depletion and amortization expense	26,457	14,149	52,202	25,779	25,745
Risk management interest related instruments-unrealized	(13,689)	(6,485)	(29)	(4,874)	13,660
Risk management commodity related instruments-unrealized	256,265	28,757	289,337	39,398	33,072
Capital expenditures-maintenance related	(11,152)	(4,574)	(16,012)	(6,728)	(4,860)
Restricted units non-cash amortization expense	1,559	620	2,718	792	1,159
Income tax provision (benefit)	(886)	256	(988)	420	(102)
Other income	(886)	(91)	(2,433)	(91)	(1,547)
Cash income taxes	(166)	(174)	(304)	(175)	(138)

Distributable cash flow	$30,482	$8,675	$69,143	$11,070	$38,661

Distributable cash flow excluding non-recurring items (2)	$36,696	$8,675	$75,357	$12,781	$38,661

(1)	Includes the SemGroup bad debt expense for the three and six months ended June 30, 2008 and a settlement of arbitration for $1.4 million and severance to a former executive of $0.3 million for the six months ended June 30, 2007.
(2)	Represents distributable cash flows (“DCF”) adjusted to exclude the non-recurring operating items in footnote (1) above. This presentation allows for the trend analysis of DCF with the exclusion of non-recurring items.